IMMEDIATE RELEASE

TOWNSQUARE REPORTS FIRST QUARTER 2018 RESULTS

Greenwich, CT - May 8, 2018 - Townsquare Media, Inc. (NYSE: TSQ) ("Townsquare," the "Company," "we," "us," or "our") announced today financial results for the first quarter ended March 31, 2018.

“We are pleased with our strong start to 2018. In the first quarter, net revenue increased 6.6% and Adjusted EBITDA increased 12.7% over the prior year period,” commented Dhruv Prasad, Co-Chief Executive Officer of Townsquare. “In addition to our strong operating results, we announced two strategic, tuck-in acquisitions of radio stations in New Jersey and in upstate New York; repaid $9.5 million of first lien debt, ending the quarter with net leverage of 5.2x; and initiated our first quarterly dividend, which will be paid on May 15, 2018.”

“Once again, our Local Marketing Solutions segment drove the Company’s growth, with net revenue growth of 5.9%, or 5.6% excluding political revenue,” commented Bill Wilson, Co-Chief Executive Officer of Townsquare. “Our first quarter growth in this segment was driven by continued strength across our local broadcast and digital product offerings, which culminated in our 17th consecutive quarter of positive, organic revenue growth.”

The Company also announced today that its Board of Directors approved a quarterly cash dividend of $0.075 per share. The dividend will be payable on August 15, 2018 to shareholders of record as of the close of business on June 28, 2018.

First Quarter Highlights*

•	As compared to the first quarter of 2017:
◦Local Marketing Solutions net revenue increased 5.9%, or 5.6% excluding political revenue
◦Entertainment net revenue increased 10.8%
◦Net revenue increased 6.6%, or 6.3% excluding political revenue
◦Net loss increased $23.6 million, and net loss from continuing operations increased $23.7 million
◦Adjusted EBITDA increased 12.7%

•	Diluted net loss per share and diluted Adjusted Net Loss Per Share were $1.44 and $0.12, respectively

•	Repaid $9.5 million of long-term debt

* See below for discussion of non-GAAP measures and reconciliations to GAAP measures.

Segment Reporting
We have two reportable segments, Local Marketing Solutions, which provides broadcast and digital products and solutions to advertisers and businesses within our local markets, and Entertainment, which provides live event experiences and music and lifestyle content directly to consumers, and promotion, advertising and product activations to local and national advertisers.

Quarter Ended March 31, 2018 Compared to the Quarter Ended March 31, 2017

Net Revenue
Net revenue for the quarter ended March 31, 2018 increased $5.8 million, or 6.6%, to $94.2 million, as compared to $88.4 million in the same period last year. Local Marketing Solutions net revenue increased $4.5 million, or 5.9%, to $80.6 million and Entertainment net revenue increased $1.3 million, or 10.8%, to $13.7 million, largely due to the timing of a live event. Excluding political revenue, net revenue increased $5.6 million, or 6.3%, to $93.5 million and Local Marketing Solutions net revenue increased $4.2 million, or 5.6%, to $79.9 million.

Net Loss
Net loss for the quarter ended March 31, 2018 increased $23.6 million to $26.6 million, as compared to $3.0 million in the same period last year. Net loss from continuing operations increased $23.7 million to $26.6 million, as compared to $2.9 million in the same period last year. Net loss and net loss from continuing operations increased primarily due to a $38.0 million impairment charge recorded in the quarter ended March 31, 2018, partially offset by an increase in benefit from income tax of $12.8 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended March 31, 2018 increased $1.3 million, or 12.7%, to $11.5 million, as compared to $10.2 million in the same period last year.

Liquidity and Capital Resources
As of March 31, 2018, we had a total of $49.1 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of March 31, 2018, we had $562.4 million of outstanding indebtedness, representing 5.7x and 5.2x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended March 31, 2018 of $98.5 million.

The table below presents a summary, as of May 7, 2018, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	13,837,676	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,474,177

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, has equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain first quarter 2018 financial results on Tuesday, May 8, 2018 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-855-327-6837 (U.S. & Canada) or 1-631-891-4304 (International) and the confirmation code is 10004702. A live webcast of the conference call will also be available on the equity investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through May 15, 2018. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 10004702. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 317 radio stations and more than 325 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 12,800 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite) and approximately 350 live events with nearly 18 million attendees each year in the U.S. and Canada. Our brands include local media assets such as WYRK, KLAQ, K2 and NJ101.5; music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; touring lifestyle and entertainment events such as the America on Tap craft beer festival series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment websites such as XXLmag.com, TasteofCountry.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Loss, Adjusted Net Loss Per Share and Adjusted Segment Operating Income which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net (loss) income before the deduction of income taxes, other expense (income) net, interest expense, net, transaction costs, stock-based compensation, net loss (gain) on sale and retirement of assets, business realignment costs, goodwill and other intangible impairment charges, net (loss) income on discontinued operations, net of income taxes, impairment of long lived and intangible assets and depreciation and amortization. Adjusted EBITDA Less Interest, Capex and Taxes is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Loss is defined as net (loss) income before the deduction of income taxes, transaction costs, business realignment costs, impairment of long lived and intangible assets, goodwill and other intangible impairment charges, net loss (gain) on sale and retirement of assets, and net (loss) income from discontinued operations, net of income taxes. Adjusted Net Loss Per Share is defined as Adjusted Net Loss divided by the weighted average shares outstanding. Adjusted Segment Operating Income is defined as segment operating income before the deduction of depreciation and amortization, stock-based compensation, impairment of long lived and intangible assets, business realignment costs and goodwill and other intangible impairment charges. These measures do not represent, and should not be considered as alternatives to, net income (loss), segment operating income or cash flows from operations, as determined under GAAP. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth in the tables below.

We use Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We use Adjusted Net Loss and Adjusted Net Loss Per Share to assess total company operating performance on a consistent basis. We use Adjusted Segment Operating Income to evaluate the operating performance of our business segments. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs, certain impairments, and net (loss) income from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Loss, Adjusted Net Loss Per Share and Adjusted Segment Operating Income when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$49,080	$65,295
Accounts receivable, net of allowance of $1,212 and $1,079, respectively	53,848	61,659
Prepaid expenses and other current assets	16,740	10,471
Current assets held for sale	—	879
Current assets of discontinued operations	5	100
Total current assets	119,673	138,404
Property and equipment, net	123,986	146,992
Intangible assets, net	495,435	508,399
Goodwill	243,042	243,042
Investments	8,092	8,092
Other assets	13,059	10,998
Long-term assets of discontinued operations	—	431
Total assets	$1,003,287	1,056,358
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,384	$14,559
Current portion of long-term debt	5	9,524
Deferred revenue	21,525	17,683
Accrued expenses and other current liabilities	20,097	25,160
Accrued interest	9,217	5,699
Current liabilities of discontinued operations	248	680
Total current liabilities	61,476	73,305
Long-term debt, less current portion (net of deferred finance costs of $6,324 and $6,803, respectively)	556,096	555,618
Deferred tax liability	21,790	36,965
Other long-term liabilities	9,182	9,390
Total liabilities	648,544	675,278
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 13,837,676 and 13,819,639 shares issued and outstanding, respectively	138	138
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,022,484 shares issued and outstanding	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 shares issued and outstanding	17	17
Total common stock	185	185
Additional paid-in capital	367,238	367,041
Retained (deficit) earnings	(13,353)	13,265
Accumulated other comprehensive loss	(658)	(532)
Non-controlling interest	1,331	1,121
Total stockholders’ equity	354,743	381,080
Total liabilities and stockholders’ equity	$1,003,287	$1,056,358

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2018	2017

Net revenue	$94,226	$88,404

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	77,066	72,840
Depreciation and amortization	6,340	6,383
Corporate expenses	5,649	5,349
Stock-based compensation	197	188
Transaction costs	159	199
Impairment of long lived and intangible assets	37,973	—
Net gain on sale and retirement of assets	(321)	(2)
Total operating costs and expenses	127,063	84,957
Operating (loss) income	(32,837)	3,447

Other expense:
Interest expense, net	8,427	8,254
Other expense, net	44	33
Loss from continuing operations before income taxes	(41,308)	(4,840)
Benefit from income taxes	(14,717)	(1,930)
Net loss from continuing operations	(26,591)	(2,910)
Net loss from discontinued operations, net of income taxes	—	(98)
Net loss	$(26,591)	(3,008)

Net (loss) income attributable to:
Controlling interests	$(26,828)	$(3,051)
Non-controlling interests	237	43

Basic loss per share:
Continuing operations	$(1.44)	$(0.16)
Discontinued operations	$—	$—

Diluted loss per share:
Continuing operations	$(1.44)	$(0.16)
Discontinued operations	$—	$—

Weighted average shares outstanding:
Basic	18,478	18,429
Diluted	18,478	18,429

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net (loss) income attributable to:
Controlling interests	$(26,828)	$(3,051)
Non-controlling interests	237	43
Net loss	(26,591)	$(3,008)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	6,340	6,383
Amortization of deferred financing costs	479	471
Deferred income tax benefit	(14,983)	(1,930)
Provision for doubtful accounts	533	491
Stock-based compensation expense	197	188
Trade activity, net	(3,835)	(2,144)
Write-off of deferred financing costs	—	83
Impairment of long lived and intangible assets	37,973	—
Net gain on sale and retirements of assets	(321)	(2)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	9,258	7,689
Prepaid expenses and other assets	(5,815)	(4,694)
Accounts payable	(4,173)	(2,416)
Accrued expenses	(3,287)	(1,346)
Accrued interest	3,549	4,543
Other long-term liabilities	(208)	(208)
Net cash (used in) provided by operating activities - continuing operations	(884)	4,100
Net cash provided by (used in) operating activities - discontinued operations	93	(143)
Net cash (used in) provided by operating activities	(791)	3,957
Cash flows from investing activities:
Purchase of property and equipment	(7,130)	(5,653)
Payments for acquisitions, net of cash received	—	(1,803)
Acquisition of intangibles	—	(150)
Proceeds from sale of assets	1,250	161
Net cash used in investing activities - continuing operations	(5,880)	(7,445)
Net cash used in investing activities	(5,880)	(7,445)
Cash flows from financing activities:
Repayment of long-term debt	(9,519)	(6,662)
Debt financing costs	—	(432)
Proceeds from exercise of employee stock options	—	254
Cash distributions to non-controlling interests	(27)	(45)
Repayments of capitalized obligations	(1)	(568)
Net cash used in financing activities	(9,547)	(7,453)
Net effect of foreign currency exchange rate changes	3	33
Net decrease in cash and restricted cash	(16,215)	(10,908)
Cash and restricted cash:
Beginning of period	65,295	51,540
End of period	$49,080	$40,632

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$4,434	$3,157
Income taxes	130	313

Equity issued in respect of acquisitions:
Common stock, joint venture acquisition	$—	$513

Supplemental Disclosure of Non-cash Activities:
Dividends declared during the period	$2,061	$—

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Statement of Operations Data:
Local Marketing Solutions net revenue	$80,561	$76,076
Entertainment net revenue	13,665	12,328
Net revenue	94,226	88,404
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	59,001	55,332
Entertainment direct operating expenses	18,065	17,508
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	77,066	72,840
Depreciation and amortization	6,340	6,383
Corporate expenses	5,649	5,349
Stock-based compensation	197	188
Transaction costs	159	199
Impairment of long lived assets	37,973	—
Net gain on sale of assets	(321)	(2)
Total operating costs and expenses	127,063	84,957
Operating (loss) income	(32,837)	3,447
Other expense:
Interest expense, net	8,427	8,254
Other expense, net	44	33
Total other expense	8,471	8,287
Loss from continuing operations before income taxes	(41,308)	(4,840)
Benefit from income taxes	(14,717)	(1,930)
Net loss from continuing operations	(26,591)	(2,910)
Net loss from discontinued operations, net of income taxes	—	(98)
Net loss	$(26,591)	$(3,008)

The following table reconciles on a GAAP basis net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Loss for the three months ended March 31, 2018 and 2017, respectively (dollars in thousands):

	Three Months Ended March 31,
	2018	2017
Net loss	$(26,591)	$(3,008)
Benefit from income taxes	(14,717)	(1,930)
Income loss before taxes	(41,308)	(4,938)
Transaction costs	159	199
Impairment of long lived and intangible assets	37,973	—
Net gain on sale and retirement of assets	(321)	(2)
Net loss from discontinued operations, net of income taxes	—	(98)
Adjusted loss before taxes	(3,497)	(4,839)
Benefit from income taxes	(1,245)	(1,931)
Adjusted Net Loss	$(2,252)	$(2,908)

Adjusted Net Loss Per Share:
Basic	$(0.12)	$(0.16)
Diluted	$(0.12)	$(0.16)

Weighted average shares outstanding:
Basic	18,478	18,429
Diluted	18,478	18,429

The following table reconciles on a GAAP basis net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three months ended March 31, 2018 and 2017, respectively (dollars in thousands):

	Three Months Ended March 31,
	2018	2017
Net loss	$(26,591)	$(3,008)
Benefit from income taxes	(14,717)	(1,930)
Interest expense, net	8,427	8,254
Transaction costs	159	199
Impairment of long lived and intangible assets	37,973	—
Depreciation and amortization	6,340	6,383
Stock-based compensation	197	188
Net loss from discontinued operations, net of income taxes	—	98
Other(a)	(277)	31
Adjusted EBITDA	11,511	10,215
Net cash interest expense	(4,434)	(3,157)
Capital expenditures	(7,130)	(5,653)
Cash paid for taxes	(130)	(313)
Adjusted EBITDA Less Interest, Capex and Taxes	$(183)	$1,092
(a) Other includes net gain on sale and retirement of assets and other expense (income), net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended March 31, 2018 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	March 31, 2018
Net income (loss)	$5,563	$14,293	$(27,121)	$(26,591)	$(33,856)
Provision (Benefit) from income taxes	3,810	10,116	(24,956)	(14,717)	(25,747)
Interest expense, net	7,990	8,230	8,279	8,427	32,926
Transaction costs	189	218	569	159	1,135
Depreciation and amortization	6,828	6,537	5,935	6,340	25,640
Stock-based compensation	183	200	177	197	757
Business realignment costs	—	—	6,204	—	6,204
Goodwill and other intangible impairment charges	—	—	51,848	—	51,848
Impairment of long lived and intangible assets	—	—	—	37,973	37,973
Net loss from discontinued operations, net of income taxes	181	202	850	—	1,233
Other(a)	732	87	(166)	(277)	376
Adjusted EBITDA	$25,476	$39,883	$21,619	$11,511	$98,489
(a) Other includes net (gain) loss on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following tables reconcile segment operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Segment Operating Income (Loss) for the three months ended March 31, 2018 and 2017, respectively (dollars in thousands):

	Three Months Ended March 31,
	2018	2017	2018	2017
	Local Marketing Solutions		Entertainment

Segment operating income (loss)	$17,887	$17,467	$(44,549)	$(7,254)

Depreciation and amortization	3,637	3,243	2,168	2,046
Stock-based compensation	36	34	8	28
Impairment of long lived and intangible assets	—	—	37,973	—

Adjusted Segment Operating Income (Loss)	$21,560	$20,744	$(4,400)	$(5,180)

Reconciliation of Net revenue to Net revenue, excluding political revenue for the three months ended March 31, 2018 and 2017, respectively (dollars in thousands):

	Three Months Ended March 31,		%
	2018	2017	Change
Consolidated:
Net revenue	$94,226	$88,404	6.6%
Less: Political revenue	700	449	55.9%
Net revenue, excluding political revenue	$93,526	$87,955	6.3%

Local Marketing Solutions Segment:
Net revenue	80,561	76,076	5.9%
Less: Political revenue	700	449	55.9%
Net revenue, excluding political revenue	$79,861	$75,627	5.6%